SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

KINGSWAY FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Ontario	Not Applicable

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5310 Explorer Drive, Suite 200,Mississauga, Ontario	L4W 5H8

(Address of Principal Executive Offices)	(Zip Code)

KINGSWAY AMERICA INC. KINGSWAY U.S. FUNDING INC. KINGSWAY FINANCIAL CAPITAL TRUST I

(Exact name of registrant as specified in its charter)

Delaware	98-0180930
Delaware	30-0121682
Delaware	57-6195377

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Kingsway America Inc, 1515 Woodfield Road, Suite 820, Schaumburg, Illinois	60173

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-100655

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

    % Trust Preferred Securities (liquidation amount $25 per Preferred Security) to be issued by Kingsway Financial Capital Trust I and the Preferred Securities Guarantee by Kingsway Financial Services Inc. with respect thereto.

New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the     % Trust Preferred Securities (the “Trust Preferred Securities”) of Kingsway Financial Capital Trust I (the “Trust”), and the preferred securities guarantee of the Trust Preferred Securities by Kingsway Financial Services Inc. ( “Kingsway Financial”). The description of the Trust Preferred Securities contained in the sections captioned “Description of the Trust Preferred Securities,” “Description of the Debentures and the Debenture Guarantee,” “Description of the Preferred Securities Guarantee,” and “Relationship Among the Trust Preferred Securities, the Debentures and the Guarantees” in the Registration Statement on Form F-3 of Kingsway Financial Services Inc., Kingsway America Inc., Kingsway U.S. Funding Inc. and Kingsway Financial Capital Trust I (Registration No. 333-100655) filed with the Securities and Exchange Commission on October 22, 2002, as amended from time to time (the “Registration Statement”), is incorporated herein by reference. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such description(s) and that are subsequently filed by Kingsway Financial, Kingsway U.S. Funding Inc., Kingsway America Inc. and the Trust are hereby incorporated by reference.

Item 2.    Exhibits.

Exhibit Number

Exhibit Number
4.1*	Form of Indenture between Kingsway U.S. Funding Inc., Kingsway Financial Services Inc. and BNY Midwest Trust Company, as Trustee.

4.2*	Officer’s Certificate setting forth the terms of the Junior Subordinated Debentures.

4.3*	Form of Junior Subordinated Debentures (included in Exhibit 4.2).

4.4*	Certificate of Trust of Kingsway Financial Capital Trust I.

4.5*	Declaration of Trust of Kingsway Financial Capital Trust I.

4.6*	Form of Amended and Restated Declaration of Trust of Kingsway Financial Capital Trust I.

4.7*	Form of Preferred Security (included in Exhibit 4.6).

4.8*	Form of Common Security (included in Exhibit 4.6).

4.9*	Form of Preferred Securities Guarantee Agreement between Kingsway Financial Services Inc., as Guarantor, and BNY Midwest Trust Company, as Guarantee Trustee.

4.10*	Form of Guarantee of Junior Subordinated Debenture (included in Exhibit 4.1).

4.11*	Form of Subordinated Note.

* Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized.

Dated: September 19, 2003

KINGSWAY FINANCIAL SERVICES INC.

By:	/s/ William G. Star
William G. Star Chairman, President and Chief Executive Officer

KINGSWAY AMERICA INC.

By:	/s/ James R. Zuhlke
James R. Zuhlke President and Chief Executive Officer

KINGSWAY U.S. FUNDING INC.

By:	/s/ James R. Zuhlke
James R. Zuhlke President

KINGSWAY FINANCIAL CAPITAL TRUST I

By:	/s/ James R. Zuhlke
James R. Zuhlke Administrative Trustee

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